                                                                     EXHIBIT 4.4


                         AMENDED AND RESTATED AGREEMENT


                                       OF


                              LIMITED PARTNERSHIP


                                       OF


                               GTE Delaware, L.P.


                               TABLE OF CONTENTS


                                   ARTICLE I

                 FORMATION AND CONTINUATION OF THE PARTNERSHIP;
              ADMISSION OF SERIES A PREFERRED SECURITY HOLDERS;
                     WITHDRAWAL OF INITIAL LIMITED PARTNER
   Section 1.1     Formation and Continuation of the
                   Partnership.............................   1
   Section 1.2     Name....................................   2
   Section 1.3     Business of the Partnership.............   2
   Section 1.4     Term....................................   2
   Section 1.5     Registered Agent and Office.............   2
   Section 1.6     Principal Place of Business.............   2
   Section 1.7     Name and Business Address of General
                   Partner.................................   2
   Section 1.8.    Admission of Holders of Preferred
                   Securities; Withdrawal of Initial
                   Limited Partner.........................   3

                                   ARTICLE II

                                 DEFINED TERMS
   Section 2.1     Definitions.............................   3
   Section 2.2     Headings................................   8

                                  ARTICLE III

                    CAPITAL CONTRIBUTIONS, REPRESENTATION OF
             PREFERRED SECURITY HOLDER'S INTEREST; CAPITAL ACCOUNTS

   Section 3.1     Capital Contributions...................   9
   Section 3.2     Preferred Security Holder's Interest
                   Represented by Preferred Securities.....   9
   Section 3.3     Capital Accounts........................  10
   Section 3.4     Interest on Capital Contributions.......  10
   Section 3.5     Withdrawal and Return of Capital
                   Contributions...........................  10

                                   ARTICLE IV

                                  ALLOCATIONS
   Section 4.1     Profits and Losses......................  10
   Section 4.2     Other Allocation Provisions.............  11
   Section 4.3.    Allocations for Income Tax Purposes.....  13
   Section 4.4.    Withholding.............................  13

                                   ARTICLE V

                                   DIVIDENDS
                                                               Page
                                                               ----
     Section 5.1  Dividends................................     14
     Section 5.2  Limitations on Distributions.............     14

                                  ARTICLE VI

                      ISSUANCE OF PREFERRED SECURITIES
     Section 6.1  General Provisions Regarding Preferred
                  Securities...............................     14
     Section 6.2  Series A Preferred Securities............     18

                                  ARTICLE VII

                     BOOKS OF ACCOUNT, RECORDS AND REPORTS
     Section 7.1  Books and Records........................    26
     Section 7.2  Accounting Method........................    26


                                 ARTICLE VIII

                           POWERS, RIGHTS AND DUTIES
                            OF THE LIMITED PARTNERS
     Section 8.1  Limitations..............................    27
     Section 8.2  Liability................................    27
     Section 8.3  Priority.................................    27

                                  ARTICLE IX

                           POWERS, RIGHTS AND DUTIES
                             OF THE GENERAL PARTNER
   Section 9.1    Authority................................    27
   Section 9.2    Powers and Duties of General Partner.....    27
   Section 9.3    Liability................................    29
   Section 9.4    Exculpation..............................    29
   Section 9.5    Fiduciary Duty...........................    29
   Section 9.6    Indemnification..........................    30
   Section 9.7    Outside Businesses.......................    31
   Section 9.8    Limits on General Partner's Powers.......    31
   Section 9.9    Tax Matters Partner......................    32
   Section 9.10   Expenses.................................    32

                                   ARTICLE X

                       TRANSFERS OF INTERESTS BY PARTNERS
   Section 10.1   Transfer of Interests....................    32
   Section 10.2   Transfer of LP Certificates..............    33
   Section 10.3   Persons Deemed Preferred Security
                  Holders..................................    33

                                                               Page
                                                               ----
   Section 10.4   Book Entry Interests.....................    33
   Section 10.5   Notices to Clearing Agency...............    34
   Section 10.6   Appointment of Additional Successor
                  Agency...................................    34
   Section 10.7   Definitive LP Certificates...............    34

                                   ARTICLE XI

              DISSOLUTION; LIQUIDATION AND DISTRIBUTION OF ASSETS

   Section 11.1   Withdrawal of Partners...................    35
   Section 11.2   Dissolution of the Partnership...........    35
   Section 11.3   Liquidation..............................    36
   Section 11.4   Distribution in Liquidation..............    36
   Section 11.5   Rights of Limited Partner................    37
   Section 11.6   Termination..............................    37

                                  ARTICLE XII

                            AMENDMENTS AND MEETINGS

   Section 12.1   Amendments...............................    37
   Section 12.2   Amendment of Certificate.................    37
   Section 12.3   Meetings of the Partners.................    37


                                 ARTICLE XIII

                                 MISCELLANEOUS
   Section 13.1   Notices..................................    38
   Section 13.2   Entire Agreement.........................    39
   Section 13.3   Governing Law............................    39
   Section 13.4   Effect...................................    39
   Section 13.5   Pronouns and Number......................    39
   Section 13.6   Captions.................................    39
   Section 13.7   Partial Enforceability...................    39
   Section 13.8   Counterparts.............................    39
   Section 13.9   Waiver of Partition......................    40
   Section 13.10  Remedies.................................    40

                         AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

                               GTE DELAWARE, L.P.

          AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of GTE Delaware, L.P. (the "Partnership"), dated as of _______ __, 1994, among GTE Corporation, a
           -----------
New York Corporation ("GTE"), as the general partner, GTE Finance Corporation, a
                       ---
Delaware corporation, as the initial limited partner (the "Initial Limited
                                                           ---------------
Partner") and such other Persons (as defined herein) who become Limited Partners
- -------
(as defined herein) as provided herein.

          WHEREAS, GTE and the Initial Limited Partner entered into an Agreement of Limited Partnership, dated as of May 3, 1994, (the "Original Limited
Partnership Agreement");                               ----------------
- ---------------------

          WHEREAS, the Certificate of Limited Partnership of the Partnership was filed with the Office of the Secretary of State of the State of Delaware on May 3, 1994;

          WHEREAS, the Partners desire to continue the Partnership as a limited partnership under the Act (as defined herein) and to amend and restate the Original Limited Partnership Agreement in its entirety;

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Limited Partnership Agreement in its entirety and hereby agree as follows:


                                   ARTICLE I

                 FORMATION AND CONTINUATION OF THE PARTNERSHIP;
              ADMISSION OF SERIES A PREFERRED SECURITY HOLDERS;
                     WITHDRAWAL OF INITIAL LIMITED PARTNER

          Section 1.1  Formation and Continuation of the Partnership.  The
                       ---------------------------------------------
Partnership was formed as a limited partnership under the Act by the filing by the General Partner of the Certificate (as defined herein) with the Office of the Secretary of State of Delaware on May 3, 1994 and the entering into by the General Partner and the Initial Limited Partner of the Original Limited Partnership Agreement. The parties hereto agree to continue the Partnership as a limited partnership under the Act. The General Partner, for itself and as agent for the Limited Partners, shall make every reasonable effort to assure that all certificates and documents, are properly executed and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the continuation of the Partnership as a limited partnership under the Act and under all other laws of the State of Delaware or such other jurisdictions in which the General Partner determines that the Partnership may conduct business. The rights, liabilities and duties of the Partners shall be as provided in the Act except as modified by this Agreement. Where not otherwise specified in this Agreement, the Act governs the rights and obligations of the parties to this Agreement.

          Section 1.2  Name.  The name of the Partnership is "GTE Delaware,
                       ----
L.P.", as such name may be modified from time to time by the General Partner following written notice to the Limited Partners. The Partnership business may be conducted under the name of the Partnership or any other name deemed advisable by the General Partner.

          Section 1.3  Business of the Partnership.  The sole purpose of the
                       ---------------------------
Partnership is (a) to issue limited partnership interests in the Partnership, including, without limitation, Preferred Securities (as defined below), and to use the proceeds thereof to purchase Junior Subordinated Debentures (as herein-after defined) or other similar debt instruments of GTE and (b) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as the General Partner may reasonably deem necessary or advisable to the carrying out of the foregoing purpose of the Partnership.

          Section 1.4  Term.  The term of the Partnership commenced on the
                       ----
date the Certificate was filed with the Secretary of State of the State of Delaware and shall continue until December 31, 2093, unless dissolved before such date in accordance with the provisions of this Agreement.

          Section 1.5  Registered Agent and Office.  The Partnership's
                       ---------------------------
registered agent and office in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the General Partner may designate another registered agent and/or registered office.

          Section 1.6  Principal Place of Business.  The principal place of
                       ---------------------------
business of the Partnership shall be at c/o GTE Corporation, One Stamford Forum, Stamford, Connecticut 06904. Upon ten days written notice to the Limited Partners, the General Partner may change the location of the Partnership's principal place of business.

          Section 1.7  Name and Business Address of General Partner.  The name
                       --------------------------------------------
and address of the General Partner are as follows:

          GTE Corporation
          One Stamford Forum
          Stamford, Connecticut  06904
          Attention:  Corporate Secretary

The General Partner may change its name or business address from time to time, in which event the General Partner shall promptly notify the Limited Partners of any such change.

          Section 1.8.  Admission of Holders of Preferred Securities.
                        --------------------------------------------

          (a) Without necessity for execution of this Agreement, upon receipt by a Person of an LP Certificate and payment of the Purchase Price for the Preferred Securities represented by such LP Certificate in connection with the initial issuance by the Partnership of such Preferred Securities, which shall be deemed to constitute a request by such Person that the books and records of the Partnership reflect such Person's admission as a Limited Partner, such Person shall be admitted to the Partnership as a Limited Partner and shall become bound by this Agreement.

          (b) Following the first admission of Preferred Security Holders to the Partnership as Limited Partners pursuant to paragraph (a) above, the Initial Limited Partner shall receive the return of its capital contribution without interest or deduction, but will continue to be a limited partner of the Partnership. While the Initial Limited Partner shall continue to be a limited partner of the Partnership, the Initial Limited Partner shall only have such rights, if any, as are expressly provided to the Initial Limited Partner pursuant to this Agreement.

          (c) The name and mailing address of each Partner and the amount contributed by such Partner to the capital of the Partnership shall be listed on the books and records of the Partnership. The General Partner shall be required to update the books and records from time to time as necessary to accurately reflect the information therein.


                                   ARTICLE II

                                 DEFINED TERMS

          Section 2.1  Definitions.  Unless the context otherwise requires, the
                       -----------
terms defined in this Article II shall, for the purposes of this Agreement, have the meanings herein specified.

          "Act" means the Delaware Revised Uniform Limited Partnership Act,
           ---
6 Del.L. Section 17-101, et seq., as amended from time to time.
  ------                 -- ---

          "Action" has the meaning set forth in Section 6.1.
           ------                               -----------

          "Affiliate" means, with respect to a specified Person, (a) any Person
           ---------
directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person,

(b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person,
(d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an officer, director, general partner or employee, any other entity for which the specified Person acts in any such capacity.

          "Agreement" means this Amended and Restated Agreement of Limited
           ---------
Partnership of the Partnership, as amended, modified, supplemented or restated from time to time.

          "Book Entry Interests" means a beneficial interest in the LP
           --------------------
Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 10.4.
                                             ------------

          "Business Day" means any day other than a day on which banking
           ------------
institutions in The City of New York are authorized or required by law to close.

          "Capital Account" has the meaning set forth in Section 3.3.
           ---------------                               -----------

          "Certificate" means the Certificate of Limited Partnership of the
           -----------
Partnership filed with the Secretary of State of the State of Delaware on ________ __, 1994, and any and all amendments thereto and restatements thereof.

          "Clearing Agency" means an organization registered as a "Clearing
           ---------------
Agency" pursuant to Section 17A of the Exchange Act that is acting as depository for the Preferred Securities and in whose name shall be registered a global LP Certificate and which shall undertake to effect book entry transfers and pledges of the Preferred Securities.

          "Clearing Agency Participant" means a broker, dealer, bank, other
           ---------------------------
financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section ((S)) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

          "Covered Person" means any Partner, any Affiliate of a Partner or any
           --------------
officers, directors, shareholders, partners, employees, representatives or agents of a Partner or its respective Affiliates, or any employee or agent of the Partnership or its Affiliates or any Special Representative.

          "Dividends" means the distributions of income paid or payable to any
           ---------
Limited Partner who is a Preferred Security Holder pursuant to the terms of the Preferred Securities held by such Limited Partner, including any interest payable in respect of arrears.

          "DTC" means The Depository Trust Company, the initial Clearing Agency.
           ---

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fiscal Year" means (i) the period commencing upon the formation of
           -----------
the Partnership and ending on December 31, 1994, and (ii) any subsequent twelve
(12) month period commencing on January 1 and ending on December 31.

          "General Partner" means GTE, its successors and assigns, and any
           ---------------
additional or successor general partner in the Partnership admitted as a general partner of the Partnership to this Agreement.

          "GTE" has the meaning set forth in the forepart of this Agreement.
           ---

          "Guarantee" means the Guarantee Agreement dated as of _____ __, 1994
           ---------
of GTE in respect of the Series A Preferred Securities.

          "Holders" means, with respect to a series of Preferred Securities,
           -------
Preferred Security Holders in whose name an LP Certificate representing Preferred Securities of such series is registered.

          "Indemnified Person" means the General Partner, any Special
           ------------------
Representative, any Affiliate of the General Partner or any Special Representative or any officers, directors, shareholders, partners, employees, representatives or agents of the General Partner or any Special Representative, or any employee or agent of the Partnership or its Affiliates.

          "Indenture" means the Indenture dated as of __________, 1994 between
           ---------
GTE and The Bank of New York, as Trustee, pursuant to which the Series A Junior Subordinated Debentures are issued and other series of junior subordinated debentures of GTE may be issued.

          "Initial Limited Partners" means GTE Finance Corporation, a Delaware
           ------------------------
Corporation.

          "Initial Series A Limited Partner" means the Persons admitted as
           --------------------------------
Limited Partners pursuant to Section 1.8(a) in connection with the initial
                             --------------
issuance by the Partnership of Series A Preferred Securities.

          "Interest" means the entire ownership interest of a Partner in the
           --------
Partnership at any particular time, including, without limitation, its interest in the capital, profits, losses and distributions of the Partnership.

          "Investment Company Event" means the occurrence of a change in law or
           ------------------------
regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 40 Act Law") to the effect that the Partnership is or
              --------------------
will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which
                                                           --------
Change in 40 Act Law becomes effective on or after ______ , 1994; provided,
                                                                  --------
however, that no Investment Company Event shall be deemed to have occurred
- -------
if the General Partner obtains a written opinion of nationally recognized independent counsel to the Partnership experienced in practice under the 1940 Act to the effect that the General Partner has successfully issued an additional or supplemental irrevocable and unconditional guarantee (i) of accrued and unpaid dividends (whether or not determined to be paid out of monies legally available therefor) on the Preferred Securities and (ii) of the full amount of the Liquidation Distribution on the Series A Preferred Securities upon a liquidation of the Partnership (regardless of the amount of assets of the Partnership otherwise available for distribution in such liquidation) to avoid such Change in 40 Act Law so that in the opinion of such counsel, notwithstanding such Change in 40 Act Law, the Partnership is not required to be registered as an "investment company" within the meaning of the 1940 Act.

          "Junior Subordinated Debentures" means the Series A Junior
           ------------------------------
Subordinated Debentures and any other series of debentures issued by GTE under the Indenture.

          "Limited Partner" means any Person who is admitted to the Partnership
           ---------------
as a limited partner of the Partnership pursuant to the terms of this Agreement.

          "Liquidation Distribution" has the meaning set forth in Section 6.2.
           ------------------------                               -----------

          "Loss Carried Forward Amount" means as of the first day of any month
           ---------------------------
for any Series, an amount equal to the excess of (x) all Net Loss allocated to the Holders of such series of Preferred Securities from the date of issuance of such series of Preferred Securities through and including the day prior to the first day of such month pursuant to Section 4.1(b)(ii) over (y) the amount of
                                    ------------------
Net Income allocated to the Holders of such series of Preferred Securities pursuant to Section 4.1(a)(ii) in all prior calendar months.

          "LP Certificate" means a certificate substantially in the form
           --------------
attached hereto as Annex A, evidencing the Preferred Securities held by a
                   -------
Limited Partner.

          "Majority in liquidation preference of the Preferred Securities"
           --------------------------------------------------------------
means Holder(s) of a series of Preferred Securities or, as the context may require, Holder(s) of more than one series of Preferred Securities voting as a class, who are the record owners of Preferred Securities whose liquidation preference (including the stated preference amount that would be paid on redemption or maturity, plus accrued and unpaid dividends, whether or not declared, to the date upon which the voting percentages are determined) represents more than 50% of the above stated liquidation preference of all Preferred Securities of such series or, as applicable, multiple series.

          "Net Income" and "Net Loss", respectively, for any period means the
           ----------       --------
income and loss, respectively, of the Partnership for such period as determined in accordance with the method of accounting followed by the Partnership for federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Partnership which are described in Code Section 705(a)(2)(B); provided, however, that any item allocated under Section 4.2
              --------  -------                                -----------
shall be excluded from the computation of Net Income and Net Loss.

          "Partners" means the General Partner and the Limited Partners,
           --------
collectively, where no distinction is required by the context in which the term is used.

          "Partnership" means the limited partnership formed pursuant to this
           -----------
Agreement under the name "GTE Delaware, L.P."

          "Paying Agent" has the meaning set forth in Section 10.7.
           ------------                               ------------

          "Person" means any individual, corporation, limited liability company,
           ------
association, partnership, trust or other entity.

          "Preferred Securities" means the limited partner interests in the
           --------------------
Partnership described in Article VI.
                         ----------

          "Preferred Security Holder" has the meaning set forth in Section 10.3.
           -------------------------                               ------------

          "Preferred Security Owner" means, with respect to a Book Entry
           ------------------------
Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

          "Pricing Agreement" means a Pricing Agreement between the Partnership
           -----------------
and GTE relating to the issuance of the Preferred Securities.

          "Purchase Price" for any Preferred Security means the amount paid for
           --------------
such Preferred Security in the initial sale by the Partnership of such Preferred Security.

          "Regulations" means a Treasury Regulation promulgated under the Code.
           -----------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Series A Junior Subordinated Debentures" means the ___% Junior
           ---------------------------------------
Subordinated Debentures due ________ issued by GTE.

          "Series A Preferred Securities" has the meaning specified in Section
           -----------------------------                               -------
6.2 of this Agreement.
- ---
          "66-2/3% in liquidation preference of the Preferred Securities" means
           -------------------------------------------------------------
Holder(s) of a series of Preferred Securities or, as the context may require, Holder(s) of more than one series of Preferred Securities voting as a class, who are the record owners of Preferred Securities whose liquidation preference (including the stated preference amount that would be paid on redemption or maturity, plus accrued and unpaid dividends, whether or not declared, to the date upon which the voting percentages are determined) represents more than 66-2/3% of the above stated liquidation preference of all Preferred Securities of such series or, as applicable, multiple series.

          "Special Event" means a Tax Event or an Investment Company Act Event.
           -------------

          "Special Representative" has the meaning specified in Section 6.2(g)
           ----------------------
hereof.

          "Tax Event" means that the General Partner shall have obtained an
           ---------
opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after such date), or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on __________, 1994, which amendment or change is effective or such interpretation or pronouncement is announced on or after __________, 1994, there is more than an insubstantial risk that (i) the Partnership is subject to federal income tax with respect to interest received on the Series A Junior Subordinated Debentures, (ii) interest payable to the Partnership on the Series A Junior Subordinated Debentures will not be deductible for federal income tax purposes or (iii) the Partnership is subject to more than a de minimus amount of other
                                                   -- -------
taxes, duties or other governmental charges.

          "Tax Matters Partner" means the General Partner designated as such in
           -------------------
Section 9.9 hereof.
- -----------

          "10% in liquidation preference of the Preferred Securites" means
           --------------------------------------------------------
Holders(s) of a series of Preferred Securities or, as the context may require, Holder(s) of more than one series of Preferred Securities voting as a class, who are the record owners of Preferred Securities whose liquidation preference (including the stated preference amount that would be paid on redemption or maturity, plus accrued and unpaid dividends, whether or not declared, to the date upon which the voting percentages are determined) represents more than 10% of the above stated liquidation preference of all Preferred Securities of such series or, as applicable, multiple series.

          "Treasury Regulations" means the income tax regulations, including
           --------------------
temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Underwriting Agreement" means an Underwriting Agreement, among the
           ----------------------
Partnership and the underwriters named therein relating to the issuance of the Preferred Securities.

          Section 2.2  Headings.  The headings and subheadings in this Agreement
                       --------
are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                  ARTICLE III

                    CAPITAL CONTRIBUTIONS, REPRESENTATION OF
             PREFERRED SECURITY HOLDER'S INTEREST; CAPITAL ACCOUNTS

          Section 3.1  Capital Contributions.
                       ---------------------

          (a) The General Partner has, on or prior to the date hereof, contributed an aggregate of $_______ to the capital of the Partnership, which amount is equal to at least 3% of the total capital contributions to the Partnership on the date hereof, after taking into account the contribution of the Initial Series A Limited Partner referred to in paragraph (c) of this
                                                    -------------
Section 3.1  Subject to Section 4.1(c), the General Partner shall from
                        --------------
time to time make such additional capital contributions as are necessary to maintain its Capital Account balance at least equal to 3% of the aggregate positive Capital Account balances of all Partners.

          (b) The Initial Limited Partner has, prior to the date hereof, contributed the amount of $50 to the capital of the Partnership which amount is being returned to the Initial Limited Partner.

          (c) The Initial Series A Limited Partner has, on the date hereof, contributed to the capital of the Partnership the amount of the Purchase Price for the Series A Preferred Securities acquired by it.

          (d) Each Person who acquires a Preferred Security after the date hereof in connection with the initial issuance by the Partnership of such Preferred Security shall, in connection with the acquisition of such Preferred Security, contribute to the capital of the Partnership an amount equal to the Purchase Price for such Preferred Security.

          (e) No Limited Partner shall at any time be required to make any additional capital contributions to the Partnership.

          Section 3.2  Preferred Security Holder's Interest Represented by
                       ---------------------------------------------------
Preferred Securities.  A Preferred Security Holder's interest in the Partnership
- --------------------
shall be represented by the Preferred Securities held by such Preferred Security Holder. Each Preferred Security Holder's respective Preferred Securities shall be set forth on the books and records of the Partnership. Each Limited
Partner, including a Preferred Security Holder, hereby agrees that its interest in the Partnership and in its Preferred Securities shall for all purposes be personal property. No Limited Partner, including a Preferred Security Holder, shall have an interest in specific Partnership property.

          Section 3.3  Capital Accounts.  An individual capital account (a
                       ----------------
"Capital Account") shall be established and maintained on the books of the
- ----------------
Partnership for each Partner in compliance with Regulation (S)(S)1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Capital Account will be credited with the capital contributions made and the profits allocated to such Partner (or predecessor in interest) and debited by the distributions made and losses allocated to the Partner (or predecessor thereof).

          Section 3.4  Interest on Capital Contributions.  No Partner shall be
                       ---------------------------------
entitled to interest on or with respect to any capital contribution to the Partnership.

          Section 3.5  Withdrawal and Return of Capital Contributions.
                       ----------------------------------------------
No Partner shall be entitled to withdraw any part of such Partner's capital contribution to the Partnership or to receive any distributions from the Partnership, except as provided in this Agreement.


                                   ARTICLE IV

                                  ALLOCATIONS

          Section 4.1  Profits and Losses.  Except as provided in Section 4.2,
                       ------------------                         -----------

          (a) the Partnership's Net Income for each calendar month shall be allocated as follows:

          (i) First, to the Holders of each series of Preferred Securities as of the record date in such calendar month for the payment of Dividends on such series of Preferred Securities in an amount equal to the excess of (x) all Dividends accrued on such series of Preferred Securities (in accordance with the Action creating such series) from their date of issuance through and including the close of such calendar month over (y) the amount of Net Income allocated to the Holders of such series of Preferred Securities pursuant to this Section 4.1(a)(i) in all prior calendar months; provided,
                      -----------------                               --------
     however, that (A) as to any series of Preferred Securities as to which
     -------
     Dividends are not cumulative, no Dividend shall be deemed to accrue until the Partnership has actually paid (or set aside money to pay) such Dividend and (B) Dividends as to Preferred Securities that are cumulative and are not payable at the end of each calendar month shall be deemed to accrue in a manner consistent with the Action creating such Preferred Securities. Amounts allocated to all Holders of any series of Preferred Securities shall be allocated among such Holders in proportion to the number of Preferred Securities of such series held by such Holders.

          (ii) Second, 100% to the Holders of any series of Preferred Securities up to an amount equal to the Loss Carried Forward Amount for such series as of the first day of such month. Amounts allocated to all Holders of any series of Preferred Securities shall be allocated among such Holders in proportion to the number of Preferred Securities of such series held by such Holders.

          (iii) Any remaining Net Income shall be allocated to the General Partner.

          (b) The Partnership's Net Loss for any Fiscal Period shall be allocated as follows:

          (i) First, to the General Partner until the General Partner's Capital Account is reduced to zero; provided, however, that the aggregate amount of
                                 --------  -------
     Net Losses allocated to the General Partner pursuant to this Section
                                                                  -------
     4.1(b)(i) shall not exceed the sum of 3% of the total capital contributions
     ---------
     of all Partners plus the aggregate Net Income allocated to the General Partner pursuant to Section 4.1.
                         -----------

          (ii) Second, to the Holders of each series of Preferred Securities in proportion to the aggregate Capital Account balances of the Holders of such series of Preferred Securities (calculated taking into account only contributions, distributions and allocations related to such series), until the Capital Account balances of such Holders are reduced to zero; provided,
                                                                       --------
     however, that the General Partner shall make appropriate adjustments in
     -------
     these allocations, in accordance with Section 4.1(c) with respect to any
                                           --------------
     Preferred Securities as to which Net Income has been allocated with respect to Dividends that accrued but were not paid. Amounts allocated to the Holders of any series of Preferred Securities shall be allocated among such Holders in proportion to the number of Preferred Securities of such series held by such Holders.

          (iii)  Any remaining Net Loss shall be allocated to the General
     Partner.

          (c) The General Partner shall make such changes to the allocations in Sections 4.1(a) and 4.1(b) in the year of the Partnership's liquidation as it
- ---------------     ------
deems reasonably necessary so that amounts distributed to the Preferred Security Holders in such year in accordance with Section 11.4(a)(ii) shall equal their
                                        -------------------
Liquidation Distributions; provided, however, that no allocation pursuant to
                           --------  -------
this Section 4.1(c) may result in the General Partner being required to make any
     --------------
Capital Contributions pursuant to Section 3.1.
                                  -----------

          Section 4.2  Other Allocation Provisions.
                       ---------------------------

          (a) For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any method that is permissible under (S)706 of the Code and the Regulations.

         (b) The Partners are aware of the income tax consequences of the allocations made by this Article IV and hereby agree to be bound by the
                         ----------
provisions of this Article IV in reporting their shares of Partnership income
                   ----------
and loss for income tax purposes.

          (c) Notwithstanding anything to the contrary that may be expressed or implied in this Article IV, the interest of the General Partner in each item of
                ----------
income, gain, loss, deduction and credit will be equal to at least (i) at any time that aggregate capital contributions to the Partnership are equal to or less than $50,000,000, 1% of each such item and (ii) at any time that aggregate capital contributions to the Partnership are greater than $50,000,000, at least 1%, multiplied by a fraction (not exceeding one and not less than 0.2), the numerator of which is $50,000,000 and the denominator of which is the lesser of the aggregate Capital Account balances of the Capital Accounts of all Partners at such time and the aggregate capital contributions to the Partnership of all Partners at such time, of such item.

          (d) (i) If during any taxable year, a Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Partner's Adjusted Capital Account (as defined below), there shall be allocated to the Partner items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for such year) in an amount and manner sufficient to eliminate such deficit. The foregoing is intended to be a "qualified income offset" provision as described in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

          A Partner's "Adjusted Capital Account" at any time shall equal the
                       ------------------------
Partner's Capital Account at such time (x) increased by the sum of (A) the amount of the Partner's share of Partnership minimum gain (as defined in Regulations Section 1.704-2(g)(1) and (3)) and (ii) the amount of the Partner's share of the minimum gain attributable to a "partner non-recourse debt" (as defined in Regulations Section 1.704-2(i)(5)) and (y) decreased by reasonably excepted adjustments, allocations and distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          (ii) While the Partnership Agreement does not provide certain provisions required by Regulations Sections 1.704-1(b) and 1.704-2 because those provisions apply to transactions that are not expected to occur, the Partners intend that the allocations under Section 4.1 conform to Regulations (S)1.704-
                                   -----------
1(b) and 1.704-2 (including, without limitation, the minimum gain chargeback, chargeback of partner nonrecourse debt minimum gain and partner nonrecourse debt provisions of such Regulation), and the General Partner shall make such changes in the allocations under Section 4.1 as it believes are reasonably necessary to
                         -----------
meet the requirements of such Regulations.

          (e) Solely for the purpose of adjusting the Capital Accounts of the Partners, and not for tax purposes, if any property is distributed in kind to any Partner, the difference between its fair market value and its book value at the time of distribution shall be treated as gain or loss recognized by the Partnership and allocated pursuant to the provisions of Section 4.1; provided,
                                                        -----------  --------
however, that Net Income and Net Loss allocated as a result of the distribution
- -------
of any series of Junior Subordinated Debentures to the Holders of any series of Preferred Securities or to the General Partner (or both) shall be allocated to the Partner receiving the Junior Subordinated Debentures in proportion to the amount of Subordinated Debentures distributed to them. For this purpose, the fair market value of any property shall be determined by the General Partner in its sole discretion, provided, however, that the value of any Junior
                     --------  -------
Subordinated Debenture shall at all times be treated as equal to the value of any Preferred Security if the interest rate on and principle amount of the Junior Subordinated Debenture is the same as the Dividend payable on and the liquidation preference with respect to the Preferred Security.

          Section 4.3.  Allocations for Income Tax Purposes.  The income, gains,
                        -----------------------------------
losses, deductions and credits of the Partnership shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss were allocated under Sections 4.1 and 4.2; provided, however, that solely for
                     ------------     ---  --------  -------
federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to any property properly carried on the Partnership's books at a value other than the tax basis of such property shall be allocated in a manner determined in the General Partner's discretion, so as to take into account (consistently with Code
Section 704(c) principles) the difference between such property's book value and its tax basis.

          Section 4.4.  Withholding.  The Partnership shall comply with
                        -----------
withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any

Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may reduce subsequent distributions by the amount of such withholding. Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations.


                                   ARTICLE V

                                   DIVIDENDS

          Section 5.1  Dividends.  Limited Partners shall receive periodic
                       ---------
Dividends, if any, redemption payments and liquidation distributions in accordance with the applicable terms of the Preferred Securities. Subject to the rights of the Preferred Securities, all remaining cash shall be distributed to the General Partner at such time as the General Partner shall determine.

          Section 5.2  Limitations on Distributions.  Notwithstanding any
                       ----------------------------
provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate Section 17-607 of the Act or other applicable law.


                                   ARTICLE VI

                        ISSUANCE OF PREFERRED SECURITIES

          Section 6.1  General Provisions Regarding Preferred Securities.
                       -------------------------------------------------

          (a) The aggregate number of Preferred Securities which the Partnership shall have authority to issue is unlimited.

          (b) The powers, preferences, special rights and limitations of the Preferred Securities shall be as follows:

          (i) The payment of Dividends and payments on dissolution of the Partnership or on redemption in respect of Preferred Securities shall be guaranteed by GTE pursuant to the Guarantee. The Preferred Security Holders hereby authorize the General Partner to hold the Guarantee on behalf of the Preferred Security Holders. In the event of the appointment of a Special Representative to, among other things, enforce the Guarantee, the Special Representative may take possession of the Guarantee for such purpose. If no Special Representative has been appointed to enforce the Guarantee, the General Partner has the right to enforce the Guarantee on behalf of the Preferred Security Holders. The Holders of not less than 10% in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Guarantee as above provided, a Preferred Security Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Partnership or any other Person or entity. The Preferred Security Holders, by acceptance of such Preferred Securities, hereby agree to the subordination provisions and other terms of the Guarantee;

          (ii) The Preferred Securities may be issued from time to time by the Partnership as Preferred Securities of one or more series and the General Partner is expressly authorized, prior to issuance, in a written action or actions (each, an "Action") providing for the issue of Preferred Securities
                        ------
     of each particular series, to fix the following:

               (A) the distinctive designation of such series which shall distinguish it from other series;

               (B) the number of Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the General Partner in creating the series;

               (C) the annual Dividend rate (or method of determining such rate) for Preferred Securities of such series and the date or dates upon which such Dividends shall be payable, provided, however, Dividends on
                                                 --------  -------
          any series of Preferred Securities shall be payable on a monthly basis to Holders of such series of Preferred Securities as of a record date in each month during which such series of Preferred Securities are outstanding;

               (D) whether Dividends on the Preferred Securities of such series shall be cumulative, and, in the case of Preferred Securities of any series having cumulative Dividend rights, the date or dates or method of determining the date or dates from which Dividends on the Preferred Securities of such series shall be cumulative;

               (E) the amount or amounts which shall be paid out of the assets of the Partnership to the Holders of the Preferred Securities of such series upon voluntary or involuntary dissolution, winding up or termination of the Partnership;

               (F) the price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of the Partnership or the General Partner;

               (G) the obligation, if any, of the Partnership to purchase or redeem Preferred Securities of such series and the price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred

          Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

               (H) the voting rights, if any, of the Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the Holders of Preferred Securities, or of the Preferred Securities of one or more series, or of both, as a condition to specified action or amendments to this Agreement; and

               (I) any other relative rights, powers, preferences or limitations of the Preferred Securities of the series not inconsistent with this Agreement or with applicable law.

               In connection with the foregoing and without limiting the generality thereof, the General Partner is hereby expressly authorized, without the vote or approval of any Preferred Security Holder, (i) to take any Action to create under the provisions of this Agreement a series of Preferred Securities that was not previously outstanding and (ii) to admit Preferred Security Holders as Limited Partners in the Partnership. Without the vote or approval of any Preferred Security Holder, the General Partner may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with the issue from time to time of Preferred Securities in one or more series as shall be necessary, convenient or desirable to reflect the issue of such series. The General Partner shall do all things it deems to be appropriate or necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or permissible in connection with any future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange.

               Any Action or Actions taken by the General Partner pursuant to the provisions of this paragraph (ii) shall be deemed an amendment and
                            --------------
     supplement to and part of this Agreement.

          (iii) The proceeds received by the Partnership from the issuance of any series of Preferred Securities, together with the proceeds of any capital contribution of the General Partner made at the time of such issuance, shall be invested by the Partnership in Junior Subordinated Debentures with (A) an aggregate principal amount equal to such aggregate proceeds and (B) an interest rate equal to the Dividend rate of such series of Preferred Securities.

          (iv) So long as any series of Junior Subordinated Debentures are held by the Partnership, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series, (ii) waive any past default which is waivable under
     Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures of such series shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture without, in each case, obtaining the prior approval of the Holders of at least 66 2/3% in liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent
                                        -------- --------
     under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the General Partner without the prior consent of each Holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities affected thereby. The General Partner shall notify all Holders of any series of Preferred Securities of any notice of default received from the Trustee with respect to the related series of Junior Subordinated Debentures.

          (iv) The Partnership may not issue any limited partner interests in the Partnership (including, without limitation, any series of Preferred Securities), unless such series of Preferred Securities ranks pari passu
                                                                   ---- -----
     with each other series of Preferred Securities then outstanding as regards
     (A) participation in profits and Dividends of the Partnership and (B) participation in the assets of the Partnership. All Preferred Securities shall rank senior to the General Partner's Interest in respect of the right to receive Dividends and the right to receive payments out of the assets of the Partnership upon voluntary or involuntary dissolution, winding up or termination of the Partnership. All Preferred Securities redeemed, purchased or otherwise acquired by the Partnership (including Preferred Securities surrendered for conversion or exchange) shall be canceled.

          (v) No Holder of a Preferred Security shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of Preferred Securities of any class whatsoever, or of securities convertible into any Preferred Securities of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a Dividend.

          Section 6.2  Series A Preferred Securities.  There is hereby
                       -----------------------------
authorized the issuance of an initial series of Preferred Securities of the Partnership and there is hereby established the number, voting powers, designation, preferences, participation, optional or other special rights and the qualifications, limitations or restrictions of, and other matters relating to, said Preferred Securities as set forth below in this Section 6.2. This
                                                         -----------
Section 6.2 shall constitute an Action for purposes of Section 6.1.
- -----------                                            -----------

          (a)  Designation.  _____________ (__________) Preferred Securities,
               -----------
liquidation preference $25 per Preferred Security, are hereby designated as "____ % Cumulative Monthly Income Preferred Securities, Series A" (hereinafter called the "Series A Preferred Securities").
            -----------------------------

          (b)  Dividends.  (i)  The Limited Partners who hold the Series A
               ---------
Preferred Securities shall be entitled to receive, when, as and if available and determined to be so distributed by the General Partner (the General Partner's discretion to be subject to Section 6.2(b)(ii)), cumulative Dividends at a rate per annum of ___% of the stated liquidation preference of $25 per Preferred Security, calculated on the basis of a 360-day year of twelve 30-day months, and payable in United States dollars monthly in arrears on the last day of each calendar month of each year, commencing ________, 1994. Such Dividends will accrue and be cumulative whether or not they have been determined to be made and whether or not there are funds of the Partnership legally available for the payment of Dividends. Dividends on the Series A Preferred Securities shall be cumulative from the date of original issue, and the cumulative portion from such date to ________, 1994 shall be payable on ________, 1994. In the event that any date on which Dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the Dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Dividends in arrears for more than one month will bear interest thereon at the rate per annum of ___% thereof.

          (ii) Dividends on the Series A Preferred Securities must be paid on the date such Dividends are payable to the extent that the Partnership has, on the date such Dividends are payable, (x) funds legally available for the payment of such Dividends and (y) cash on hand sufficient to permit such payments. Dividends will be payable to the Preferred Security Holders as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant payment dates. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates.

          (iii)  The Partnership shall not:

          (A) pay, or set aside for payment, any Dividends with respect to any other Preferred Securities, unless the amount of any Dividends declared on such other Preferred Securities is paid on such other such Preferred Securities and the Series A Preferred Securities on a pro rata basis on the date such Dividends are paid on such other Preferred Securities, so that

               (x) the aggregate amount of Dividends paid on the Series A Preferred Securities bears to the aggregate amount of Dividends paid on such other Preferred Securities the same ratio as

               (y) the aggregate of all accrued and unpaid Dividends in respect of the Series A Preferred Securities bears to the aggregate of all accrued and unpaid Dividends in respect of such other Preferred Securities; or

         (B)  redeem, purchase or otherwise acquire any other Preferred
     Securities;

until, in each case, such time as all accrued and unpaid Dividends on the Series A Preferred Securities shall have been paid in full for all Dividend periods terminating on or prior to, in the case of clause (A), such payment and, in the case of clause (B), the date of such redemption, purchase or acquisition.

          (d)  Redemption.  (i) The Series A Preferred Securities are
               ----------
redeemable, at the option of the Partnership, in whole or in part from time to time, on or after ________, 1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price (as hereinafter defined). If a partial redemption would result in a delisting of the Series A Preferred Securities, the Partnership may only redeem the Series A Preferred Securities in whole.

          (ii) Upon repayment of the Series A Junior Subordinated Debentures at maturity or earlier, the proceeds from such repayment shall be applied to redeem the Series A Preferred Securities, in whole, at the redemption price of $25 per Preferred Security plus accumulated and unpaid Dividends (whether or not declared) to the date fixed for redemption (the "Redemption Price") upon not
                                                 ----------------
less than 30 nor more than 60 days' notice.

          (iii) If a Special Event shall occur and be continuing, the General Partner shall elect to either (A) redeem the Series A Preferred Securities in whole (and not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price within 90 days following the occurrence of such Special Event; provided, that, if at the time there is available to the General Partner the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Partnership or the General Partner, the General Partner will pursue such measure in lieu of redemption, or (B) dissolve the Partnership and cause to be distributed to Series A Preferred Security Holders in liquidation of the Partnership, within 90 days following the occurrence of such Special Event, Series A Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the outstanding Series A Preference Securities and with accrued interest in an amount equal to any unpaid Dividends on the Series A Preferred Securities. In the case of a Tax Event, the General Partner may also elect to cause the Series A Preferred Securities to remain outstanding.

           After the date fixed for any distribution of Series A Junior Subordinated Debentures upon dissolution of the Partnership, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record Holder of the Series A Preferred Securities, will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of, and accrued and unpaid Dividends on, such Series A Preferred Securities until such certificates are presented to the General Partner or its agent for transfer or reissuance.

          (e)  Redemption Procedures.  (i) Notice of any redemption (a "Notice
               ---------------------                                    ------
of Redemption") of the Series A Preferred Securities will be given by the
- -------------
Partnership by mail to each record Holder to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph (e)(i), a Notice of Redemption shall be deemed
                       ----------------
to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Preferred Security Holders who hold Series A Preferred Securities. Each Notice of Redemption shall be addressed to the Preferred Security Holders who hold Series A Preferred Securities at the address of the Holder appearing in the books and records of the Partnership. No defect in the Notice of Redemption or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

          (ii) In the event that fewer than all the outstanding Series A Preferred Securities are to be redeemed, the Series A Preferred Securities to be redeemed in the case of a redemption pursuant to paragraph (d)(i), will be
                                                 ----------------
selected in accordance with paragraph (e)(iv) hereof.  The Partnership may not
                            -----------------
redeem fewer than all the outstanding Series A Preferred Securities unless all accrued and unpaid Dividends have been paid on all Series A Preferred
Securities for all monthly Dividend periods terminating on or prior to the date of redemption.

          (iii) If the Partnership gives a Notice of Redemption in respect of Series A Preferred Securities, then, (A) by 12:00 noon, New York time, on the redemption date in the case of Clauses (I) and (II) below or (B) prior to the
                               -----------     ----
close of business on the Business Day immediately preceding the redemption date in the case of Clause (III) below, the Partnership will irrevocably deposit with
               ------------
(I) DTC, if DTC is the Clearing Agency on the date such Notice of Redemption is given, (II) such other Person which is the Clearing Agency on the date such Notice of Redemption is given or (III) if there is no Clearing Agency with respect to the Preferred Securities on the date such Notice of Redemption is given, the Paying Agent or Paying Agents appointed by the General Partner pursuant to Section 10.7, funds sufficient to pay the applicable Redemption
            ------------
Price and will give DTC, such other Clearing Agency or the Paying Agent or Paying Agents, as the case may be, irrevocable instructions and authority to pay the Redemption Price to the Holders of the Series A Preferred Securities. If Notice of Redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Preferred Security Holders who hold such Series A Preferred Securities so called for redemption will cease, except the right of the Holders of such securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by GTE pursuant to the Guarantee, Dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

          (iv) Redemption notices shall be sent to (A) Cede & Co. or any successor nominee of DTC, in either case so long as DTC is the Clearing Agency,
(B) the nominee of any Clearing Agency other than DTC or (C) any Paying Agent or Paying Agents appointed by the General Partner pursuant to Section 10.7. If
                                                           ------------
less than all of the Series A Preferred Securities are being redeemed, interests to be redeemed shall be determined as follows: (x) in accordance with DTC's practice, so long as DTC is the Clearing Agency, (y) in accordance with the practice of any other Clearing Agency or (z) if, at the time such redemption notice is sent, there is no Clearing Agency, the Paying Agent or Paying Agents shall select, by lot or in such other manner as the Paying Agent or Paying Agents shall deem appropriate and fair, in their discretion, the Preferred Securities to be redeemed.

          (f)  Liquidation Distribution. In the event of any voluntary or
               ------------------------
involuntary dissolution, winding up or termination of the Partnership, Preferred Security Holders who hold the Series A Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to Partners after satisfaction of liabilities of creditors as required by the Act, before any distribution of assets is made to the General Partner, but together with the Holders of every other series of Preferred Securities outstanding, if any, an amount equal to, in the case of Holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Preferred Security and accrued and unpaid Dividends thereon (whether or not declared) to the date of payment (the "Liquidation
                                                               -----------
Distribution"), unless in connection with such dissolution, winding up or
- ------------
termination, Series A Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate of the stated liquidation preference of $25 per Preferred Security of all Series A Preferred Securities then outstanding have been distributed on a pro rata basis to the Holders of the Series A Preferred Securities.

          If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by the Partnership on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid on a pro rata basis, so that

          (i) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on such other series of Preferred Securities the same ratio as

         (ii) the aggregate Liquidation Distribution bears to the aggregate maximum liquidation distributions on such other series of Preferred Securities.

          (g)  Voting Rights.  If (i) the Partnership fails to pay Dividends in
               -------------
full on the Series A Preferred Securities for 18 consecutive monthly Dividend periods, (ii) an event of default occurs and is continuing on the Series A Junior Subordinated Debentures or (iii) GTE is in default on any of its payment or other obligations under the Guarantee, then the Holders of the Series A Preferred Securities, together with the Holders of any other series of Preferred Securities having the right to vote for the appointment of a special representative of the Partnership and the Limited Partners (the "Special
                                                                 -------
Representative") in such event, acting as a single class, will be entitled by
- --------------
the majority vote of such Holders to appoint and authorize a Special Representative to enforce the Partnership's creditor rights under the Junior Subordinated Debentures, enforce the rights of the Series A Preferred Security Holders under the Guarantee and enforce the rights of the Preferred Security Holders to receive Dividends on Preferred Securities, GTE agreeing to execute and deliver such documents as may be necessary, appropriate or convenient for the Special Representative to enforce such rights and obligations.

          In furtherance of the foregoing, and without limiting the powers of any Special Representative so appointed and for the avoidance of any doubt concerning the powers of the Special Representative, any Special Representative, in its own name and as Special Representative of the Partnership, may institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the Partnership's rights directly against GTE, or any other obligor in connection with such obligations on behalf of the Partnership, and may prosecute such proceeding to judgment or final decree, and enforce the same against GTE or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of GTE or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law. The Special Representative shall not be admitted as a partner in the Partnership or otherwise be deemed to be a partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

          For purposes of determining whether the Partnership has failed to pay Dividends in full for 18 consecutive monthly Dividend periods, Dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Dividends have been or contemporaneously are declared and paid with respect to all monthly Dividend periods terminating on or prior to the date of payment of such full cumulative Dividends. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative.
If the General Partner fails to convene such meeting within such 30-day period, the Holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of Section
                                                                       -------
12.3 relating to the convening and conduct of meetings of the Partners will
- ----
apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a representative of the Partnership and the Limited Partners if the Partnership (or GTE pursuant to the Guarantee) shall have paid in full all accumulated and unpaid Dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and GTE, as the general partner of the Partnership is hereby authorized to and shall continue the business of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, GTE retains all rights under the Indenture, including the right to extend the interest payment period and shall continue to be a general partner in the Partnership.

          If any proposed amendment of this Agreement provides for, or the General Partner otherwise proposes to effect (pursuant to an Action or otherwise), (x) any action which would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment of this Agreement or otherwise (including, without limitation, the authorization or issuance of any interests ranking, as to participation in the profits and Dividends or in the assets of the

Partnership, senior or junior to the Series A Preferred Securities), or (y) the dissolution, winding up or termination of the Partnership, other than (A) a dissolution, winding up or termination in connection with which the Partnership distributes the Series A Junior Subordinated Debentures to the Series A Security Holders upon the occurrence of a Special Event or (B) as described in Section
                                                                      -------
6.2(h) below, then the Series A Preferred Security Holders will be entitled to
- ------
vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other Holders of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of Holders of 66-2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided,
                                                                       --------
however, that no such approval shall be required if the dissolution, winding up
- -------
or termination of the Partnership is proposed or initiated pursuant to Section
                                                                       -------
11.2 hereof or upon the initiation of proceedings, or after proceedings have
- ----
been initiated, for the dissolution, winding up or termination of GTE.

          The rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation of, any further Preferred Securities ranking pari passu with, the Series A Preferred Securities with regard to participation in the profits and Dividends or in the assets of the Partnership.

          Any required approval of Holders of Series A Preferred Securities may be given at a separate meeting of such Holders convened for such purpose, at a meeting of all of the Partners or pursuant to written consent. The Partnership will cause a notice of any meeting at which Limited Partners holding Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any matter on which such Holders are entitled to vote or upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the Holders of Series A Preferred Securities will be required for the Partnership to redeem and cancel Series A Preferred Securities in accordance with this Agreement.

          Notwithstanding that Holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by GTE or any entity owned more than 50% by GTE, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

          (h)  Mergers.
               -------

          The Partnership shall not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Partnership may, without the consent of the Holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership or a trust organized as such under the laws of any state of the United States of America; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the
                                    --------------------
Successor Securities rank, with respect to participation in the profits and Dividends or in the assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and Dividends or in the assets of the Partnership, (ii) GTE expressly acknowledges such successor entity as the Holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or the Successor Securities are listed, or will be listed on notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (or the Successor Securities) to be downgraded by any nationally recognized statistical rating organization, as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and special rights of Holders of Series A Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Partnership and (vii) prior to such merger, consolidation, amalgamation or replacement, GTE has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for Federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, GTE and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of Holders of Series A Preferred Securities.



                                  ARTICLE VII

                     BOOKS OF ACCOUNT, RECORDS AND REPORTS

          Section 7.1  Books and Records.
                       -----------------

          (a) Proper and complete records and books of account of the Partnership shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including a Capital Account for each Partner. The books and records of the Partnership, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Limited Partners or their duly authorized representatives for a proper purpose reasonably related to its Interest during reasonable business hours.

          (b) Notwithstanding any other provision of this Agreement, the General Partner may, to the maximum extent permitted by applicable law, keep confidential from the Partners any information the disclosure of which the General Partner reasonably believes is not in the best interests of the Partnership or is adverse to the interests of the Partnership or which the Partnership or the General Partner is required by law or by an agreement with any Person to keep confidential.

          (c) Within three months after the close of each Fiscal Year, the General Partner shall transmit to each Partner, a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit for such Fiscal Year for federal income tax purposes.

          Section 7.2  Accounting Method.  For both financial and tax reporting
                       -----------------
purposes and for purposes of determining profits and losses, the books and records of the Partnership shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Partnership transactions and be appropriate and adequate for the Partnership's business.

                                  ARTICLE VIII

                           POWERS, RIGHTS AND DUTIES
                            OF THE LIMITED PARTNERS

          Section 8.1  Limitations.  The Limited Partners shall not
                       -----------
participate in the management or control of the Partnership's business, property or other assets nor shall the Limited Partners transact any business for the Partnership, nor shall the Limited Partners have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner, provided, however, that the Limited
                                        --------  -------
Partners shall have such rights as are set forth herein, including any Action. The Limited Partners shall have no interest in the properties or assets of the General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect, by virtue of acquiring or owning an Interest.

          Section 8.2  Liability.  Subject to the provisions of the Act, no
                       ---------
Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of the Partnership in excess of the Capital Account balance of such Limited Partner.

          Section 8.3  Priority.  Except as may be provided in any Action, no
                       --------
Limited Partner shall have priority over any other Limited Partner as to Partnership allocations or distributions.


                                   ARTICLE IX

                           POWERS, RIGHTS AND DUTIES
                             OF THE GENERAL PARTNER

          Section 9.1  Authority.  Subject to the limitations provided in this
                       ---------
Agreement, the General Partner shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no Person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.

          Section 9.2  Powers and Duties of General Partner.  Except as
                       ------------------------------------
otherwise specifically provided herein, the General Partner shall have all rights and powers of a general partner under the Act, and shall have all authority, rights and powers in the management of the Partnership business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

          (a) to secure the necessary goods and services required in performing the General Partner's duties for the Partnership;

          (b) to exercise all powers of the Partnership, on behalf of the Partnership, in connection with enforcing the Partnership's rights and interest under the Junior Subordinated Debentures and the Guarantee;

          (c) to issue Preferred Securities, and series thereof, in accordance with this Agreement;

          (d) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to Dividends and voting rights and to make determinations as to the payment of Dividends, and make all other required payments to Preferred Security Holders and to the General Partner as the Partnership's paying agent;

          (e) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

          (f) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Partnership;

          (g) to deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

          (h) to take all action which may be necessary or appropriate for the preservation and the continuation of the Partnership's valid existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partner or to enable the Partnership to conduct the business in which it is engaged;

          (i) to take all action not inconsistent with applicable law, the Certificate or this Agreement as long as such action does not adversely affect the interests of the Preferred Security Holders, necessary to conduct its affairs and to operate the Partnership in such a way that the Partnership would not be deemed an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of GTE for federal income tax purposes;

          (j) to cause the Partnership to enter into and perform, on behalf of the Partnership an Underwriting Agreement and a Pricing Agreement and to cause the Partnership to purchase the Junior Subordinated Debentures without any further act, vote or approval of any Partner; and

          (k) to execute and deliver any and all documents or instruments, perform all duties and powers and do all things for and on behalf of the Partnership in all matters necessary or desirable or incidental to the foregoing.

          Section 9.3  Liability.  Except as expressly set forth in this
                       ---------
Agreement, (a) the General Partner shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Limited Partners; (b) the return of such capital contributions (or any return thereon) shall be made solely from assets of the Partnership; and (c) the General Partner shall not be required to pay to the Partnership or to any Limited Partner any deficit in any Limited Partner's Capital Account upon dissolution or otherwise. No Limited Partner shall have the right to demand or receive property other than cash for its respective Interest in the Partnership.

          Section 9.4  Exculpation.  (a) No Indemnified Person shall be liable,
                       -----------
responsible or accountable in damages or otherwise to the Partnership or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement or by law except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Indemnified Person reasonably believes are within such other Persons's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

          Section 9.5  Fiduciary Duty.
                       --------------

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to any other Covered Person, an Indemnified Person Acting under this Agreement shall not be liable to the Partnership or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

         (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between Covered Persons, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Partnership or any Partner, the Indemnified Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

        (c) Whenever in this Agreement an Indemnified Person is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider only such interests and factors a it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or any other Person, or (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

          Section 9.6  Indemnification.
                       ---------------

          (a) To the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 9.6 shall be
           --------  -------                                -----------
provided out of and to the extent of Partnership assets only, and no Covered Person shall have any personal liability on account thereof.

          (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section
                                                                      -------
9.6(a).
- ------

          Section 9.7  Outside Businesses.   Any Partner or Affiliate thereof
                       ------------------
may engage in or possess an interest in other business ventures of any nature of description, independently or with others, similar or dissimilar to the business of the Partnership, and the Partnership and the Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

          Section 9.8  Limits on General Partner's Powers.  Anything in this
                       ----------------------------------
Agreement to the contrary notwithstanding, the General Partner shall not cause or permit the Partnership to

          (a)  acquire any assets other than as expressly provided herein;

          (b) possess Partnership property for other than a Partnership purpose;

          (c) admit a Person as a Partner, except as expressly provided in this Agreement;

          (d) make any loans to the General Partner or its affiliates, other than loans represented by the Junior Subordinated Debentures or other similar debt instruments of GTE;

          (e) perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

          (f) engage in any activity that is not consistent with the purposes of the Partnership, as set forth in Section 1.3;
                                         -----------

          (g)  confess a judgment against the Partnership;

          (i) without the written consent of 66-2/3% in liquidation preference of the outstanding Preferred Securities have an order for relief entered with respect to the Partnership or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the Partnership's property, or make any assignment for the benefit of creditors of the Partnership; it being understood that nothing in this paragraph (i) is to effect the ability of the Partnership
                     -------------
     to dissolve pursuant to this Agreement; or

          (j)  subject to Section 1.3, borrow money or become liable for the
                          -----------
     borrowings of any third party or to engage in any financial or other trade or business.

          Section 9.9  Tax Matters Partner.  (a) For purposes of Code Section
                       -------------------
6231(a)(7), the "Tax Matters Partner" shall be the General Partner as long as it
                 -------------------
remains the general partner of the Partnership. The Tax Matters Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding.

          (b)  The General Partner shall not make an election in accordance with
(S)754 of the Code.

          (c) The General Partner and the Preferred Security Holders acknowledge that they intend, for U.S. federal income tax purposes, that the Partnership shall be treated as a partnership and that the General Partner and the Preferred Security Holders shall be treated as Partners of such Partnership for such purposes.

        Section 9.10 Expenses.  The General Partner shall pay for all, and the
                     --------
Partnership shall not be obligated to pay, directly or indirectly, for any, costs and expenses of the Partnership (including, but not limited to, costs and expenses relating to the organization of, and offering of limited partner interests in, the Partnership and costs and expenses relating to the operation of the Partnership, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and costs and expenses incurred in connection with the acquisition, financing, and disposition of Partnership assets).

                                   ARTICLE X

                       TRANSFERS OF INTERESTS BY PARTNERS

          Section 10.1  Transfer of Interests.  (a)  Preferred Securities shall
                        ---------------------
be freely transferable by a Preferred Security Holder.

          (b) The General Partner may not assign its interest in the Partnership in whole or in part under any circumstances except to a successor of GTE as permitted under the Indenture. The admission of such successor as a general partner of the Partnership shall be effective upon the filing of an amendment to the Certificate with the Secretary of State of the State of Delaware which indicates that such successor has been admitted as a general partner in the Partnership. If the General Partner assigns its entire Interest to a successor of GTE as permitted under the Indenture, the General Partner shall be deemed to have ceased to be a general partner in the Partnership simultaneously with the admission of the successor as a general partner in the Partnership. Any such successor general partner in the Partnership is hereby authorized to and shall continue the business of the Partnership without dissolution.

          (c) No Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

          Section 10.2  Transfer of LP Certificates.  The General Partner shall
                        ---------------------------
provide for the registration of LP Certificates and of transfers of LP Certificates. Upon surrender for registration of transfer of any LP Certificate, the General Partner shall cause one or more new LP Certificates to be issued in the name of the designated transferee or transferees. Every LP Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the General Partner duly executed by the Preferred Security Holder or his or her attorney duly authorized in writing. Each LP Certificate surrendered for registration of transfer shall be canceled by the General Partner. A transferee of an LP Certificate shall be admitted to the Partnership as a Limited Partner and shall be entitled to the rights and subject to the obligations of a Preferred Security Holder hereunder upon the receipt by a transferee of an LP Certificate. By acceptance of an LP Certificate, each transferee shall be deemed to have requested admission as a Limited Partner and to have agreed to be bound by this Agreement. The transferor of an LP Certificate, in whole, shall cease to be a Limited Partner at the time that the transferee of such LP Certificate is admitted to the Partnership as a Limited Partner in accordance with this Section 10.2.
                                        ------------

          Section 10.3  Persons Deemed Preferred Security Holders.  The
                        -----------------------------------------
Partnership may treat the Person in whose name any LP Certificate shall be registered on the books and records of the Partnership as the sole holder of such LP Certificate and of the Preferred Securities represented by such LP Certificate (the "Preferred Security Holder") for purposes of receiving
                  -------------------------
Dividends and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Certificate or in the Preferred Securities represented by such LP Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

          Section 10.4  Book Entry Interests.  The LP Certificates, on original
                        --------------------
issuance, will be issued in the form of a global LP Certificate or LP Certificates representing the Book Entry Interests, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Partnership. Such LP Certificate or LP Certificates shall initially be registered on the books and records of the Partnership in the name of Cede & Co., the nominee of DTC, and no Preferred Security Owner will receive a definitive LP Certificate representing such Preferred Security Owner's interests in such LP Certificate, except as provided in Section 10.7. Unless and until definitive, fully registered LP
            ------------
Certificates (the "Definitive LP Certificates") have been issued to the
                   --------------------------
Preferred Security Owners pursuant to Section 10.6:
                                      ------------

          (i)  The provisions of this Section shall be in full force and effect;

         (ii) The Partnership and the General Partner shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Dividends on the LP Certificates and receiving approvals, votes or consents hereunder) as the Preferred Security Holder and the sole holder of the LP Certificates and shall have no obligation to the Preferred Security Owner;

        (iii) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

         (iv) The rights of the Preferred Security Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Preferred Security Owners and the Clearing Agency and/or the Clearing Agency Participants. DTC will make book entry transfers among the Clearing Agency Participants and receive and transmit payments of Dividends on the LP Certificates to such Clearing Agency Participants.

          Section 10.5  Notices to Clearing Agency.  Whenever a notice or other
                        --------------------------
communication to the Preferred Security Holders is required under this Agreement, unless and until Definitive LP Certificates shall have been issued to the Preferred Security Owners pursuant to Section 10.7, the General Partner
                                          ------------
shall give all such notices and communications specified herein to be given to the Preferred Security Holders to the Clearing Agency, and shall have no obligations to the Preferred Security Owners.

          Section 10.6  Appointment of Successor Clearing Agency.  If any
                        ----------------------------------------
Clearing Agency elects to discontinue its services as securities depository with respect to the Preferred Securities, the General Partner may, in its sole discretion, appoint a successor Clearing Agency with respect to the Preferred Securities.

          Section 10.7 Definitive LP Certificates; Appointment of Paying
                       -------------------------------------------------
Agent(s). If (i) a Clearing Agency elects to discontinue its services as
- --------
securities depository with respect to the Preferred Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 10.6 or (ii) the Partnership elects to terminate the book
            ------------
entry system through the Clearing Agency, then (a) Definitive LP Certificates shall be prepared by the Partnership and (b) the General Partner shall authorize one or more Persons (each, a "Paying Agent") to pay Dividends,
                                       --------------
redemption payments or liquidation payments on behalf of the Partnership with respect to the Preferred Securities. Upon surrender of the global LP Certificate or LP Certificates representing the Book Entry Interests by the Clearing Agency, accompanied by registration instructions, the General Partner shall cause Definitive LP Certificates to be delivered to Preferred Security Owners in accordance with the instructions of the Clearing Agency. Neither the General Partner nor the Partnership shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive LP Certificate in accordance with this Article X shall be admitted to the Partnership as a Limited
                     ---------
Partner upon receipt of such Definitive LP Certificate and shall be registered on the books and records of the Partnership as a Preferred Security Holder. The Clearing Agency or the nominee of the Clearing Agency, as the case may be, shall cease to be a Limited Partner under this Section 10.7 at the time that at
                                         ------------
least one additional person is admitted to the Partnership as a Limited Partner in accordance with this Section 10.7. The Definitive LP Certificates shall be
                        ------------
printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the General Partner, as evidenced by its execution thereof.

                                   ARTICLE XI

                            WITHDRAWAL; DISSOLUTION;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

          Section 11.1  Withdrawal of Partners.  Subject to the further
                        ----------------------
provisions of this Section 11.1, no Partner shall at any time retire or withdraw
                   ------------
from the Partnership. Any Partner retiring or withdrawing in contravention of this Section 11.1 shall indemnify, defend and hold harmless the Partnership and
     ------------
the other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Partnership or such other Partners arising out of or resulting from such retirement or withdrawal. No permitted transfer of all or any portion of a Partner's Interest in the Partnership in accordance with Article X shall constitute a withdrawal in
                               ---------
violation of this Section 11.1. Further, the withdrawal of a Holder in
                  ------------
connection with the redemption of its entire Interest in the Partnership in accordance with the terms hereof or of an Action, shall not constitute a violation of this Section 11.1.
                  ------------

          Section 11.2  Dissolution of the Partnership.
                        ------------------------------

          (a) The Partnership shall not be dissolved by the admission of additional or successor Partners in accordance with the terms of this Agreement. The death, withdrawal, bankruptcy or dissolution of a Limited Partner, or the occurrence of any other event which terminates the Interest of a Limited Partner in the Partnership, shall not, in and of itself, cause the Partnership to be dissolved and its affairs wound up. To the fullest extent permitted by applicable law, upon the occurrence of such event, the General Partner may, without any further act, vote or approval of any Partner, admit any Person to the Partnership as an additional or substitute limited partner in the Partnership, which admission shall be effective as of the date of the occurrence of such event, and the business of the Partnership shall be continued without dissolution.

          (b) The Partnership shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

          (i)  The expiration of the term of the Partnership, as provided in
Section 1.4 hereof;
- -----------

          (ii)  Upon the bankruptcy of the General Partner;

          (iii) Upon the assignment by the General Partner of its entire interest in the Partnership when the assignee is not admitted to the Partnership as a general partner of the Partnership in accordance with Section 10.1, or the
                                                           ------------
filing of a certificate of dissolution or its equivalent, with respect to the General Partner, or the revocation of the General Partner's charter and the expiration of 90 days after the date of notice to the General Partner of revocation without a reinstatement of its charter, or any other event occurs which causes the General Partner to cease to be a general partner of the Partnership under the Act, unless the business of the Partnership is continued in accordance with the Act (any remaining general partner of the Partnership is hereby authorized to and shall continue the business of the Partnership without dissolution);

          (iv)  In accordance with Section 6.2 of this Agreement or in
                                   -----------
accordance with any other Action;

          (v) the entry of a decree of judicial dissolution under Section 17-802 of the Act; or

          (vi)  the written consent of all Partners.

          (c) Upon dissolution of the Partnership, the Liquidator shall promptly notify the Partners of such dissolution.

          Section 11.3  Liquidation.  (a) In the event of the dissolution of the
                        -----------
Partnership for any reason, the General Partner (or, if the Partnership is dissolved pursuant to Section 11.2(b)(ii), then a liquidating trustee appointed by of a 66 2/3% in liquidation preference of the Preferred Securities
(the General Partner or such person so appointed is hereinafter referred to as the "Liquidator")), shall commence to wind up the affairs of the Partnership and
     ----------
to liquidate the Partnership's assets; provided, however, that a reasonable time
                                       --------  -------
shall be allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon liquidation. The Partners shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and V. Subject to the provisions of
                               -----------     -
this Article XI, the Liquidator shall have full right and unlimited discretion
     ----------
to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

          (b) The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any assets.

          (c) Notwithstanding the foregoing, a Liquidator which is not the General Partner shall not be deemed a Partner in this Partnership and shall not have any of the economic interests in the Partnership of a Partner; and such Liquidator may be compensated for its services to the Partnership at normal, customary and competitive rates for its services tothe Partnership as reasonably determined by a majority-in-interest of the Limited Partners.

          Section 11.4  Distribution in Liquidation.
                        ---------------------------

          (a) Upon the winding up of the Partnership, the assets of the Partnership shall be distributed in the following order of priority:

          (i) to creditors of the Partnership, including Preferred Security Holders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions (including Dividends) to Partners; and

          (ii) to the Partners in proportion to the Partners' positive Capital Account balances.

          Section 11.5  Rights of Limited Partners.  Each Limited Partner shall
                        --------------------------
look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contribution (including return thereof), and such Partner's share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

          Section 11.6   Termination.  The Partnership shall terminate when all
                         -----------
of the assets of the Partnership shall have been disposed of and the assets shall have been distributed as provided in Section 11.4. The Liquidator shall
                                           ------------
then execute and cause to be filed a certificate of cancellation of the Certificate.


                                  ARTICLE XII

                            AMENDMENTS AND MEETINGS


          Section 12.1  Amendments.  Except as otherwise provided in this
                        ----------
Agreement or by any applicable terms of any Action establishing a series of Preferred Securities, this Agreement may be amended by, and only by, a written instrument executed by the General Partner; provided, however, that (i) no
                                            --------  -------
amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Partnership to be treated as anything other than a partnership for purposes of United States income taxation and (ii) any amendment which would adversely affect the powers, preferences or special rights of any series of Preferred Securities may be effected only as permitted by the terms of such series of Preferred Securities.

          Section 12.2  Amendment of Certificate.  In the event this Agreement
                        ------------------------
shall be amended pursuant to Section 12.1, the General Partner shall amend the
                             ------------
Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

          Section 12.3  Meetings of the Partners.
                        ------------------------

          (a) Meetings of the Limited Partners who are Holders of any series or, in the case of a class vote, of multiple series of Preferred Securities may be called at any time by the General Partner (or as provided in any Action establishing a series of Preferred Securities) to consider and act on any matter on which Limited Partners are entitled to act under the terms of this Agreement or the Act. The General Partner shall call a meeting of Holders of any series or, in the case of a class vote, multiple series, if directed to do so by Holders of not less than 10% in liquidation preference of the Preferred Securities. Such direction shall be given by delivering to the General Partner one or more calls in writing stating that the signing Limited Partners wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Limited Partner calling a meeting shall specify the LP Certificates as to which the Limited Partners exercising the right to call a meeting and only those specified Interests shall be counted for purposes of determining whether the required percentage set forth in the proceeding sentence has been met. Except to the extent otherwise provided in any such Action, the following provisions shall apply to meetings of Partners.

          (b) Notice of any such meeting shall be given to all Limited Partners having a right to vote thereat not less than 7 Business Days nor more than 60 days prior to the date of such meeting. Whenever a vote, consent or approval of Limited Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Limited Partners. Further, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Interests that would be necessary to authorize or take such action at a meeting at which all Limited Partners having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners entitled to vote who have not consented in writing. The General Partner may specify that any written ballot submitted to the Limited Partners for the purpose of taking any action without a meeting shall be returned to the partnership within the time specified by the General Partner.

          (c) Each Limited Partner may authorize any Person to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. Except as otherwise provided herein, in any Action or pursuant to Section 12.3(e), all matters
                                              ---------------
relating to the giving, voting or validity of proxy shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Partnership were a Delaware corporation and the Limited Partners were stockholders of a Delaware corporation.

          (d) Each meeting of Partners shall be conducted by the General Partner or by such other Person that the General Partner may designate.

          (e) The General Partner, in its sole discretion, shall establish all other provisions relating to meetings of Limited Partners, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Limited Partners, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

                                  ARTICLE XIII

                                 MISCELLANEOUS

          Section 13.1  Notices.  All notices provided for in this Agreement
                        -------
shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) if given to the Partnership, in care of the General Partner at the Partnership's mailing address set forth below:

                         GTE Delaware, L.P.
                         c/o GTE Corporation
                         One Stamford Forum

                         Stamford, Connecticut  06904
                         Attention:  Corporate Secretary

          (b) if given to the General Partner, at its mailing address set forth below:

                         GTE Corporation
                         One Stamford Forum
                         Stamford, Connecticut  06904
                         Attention:  Corporate Secretary

          (c) if given to any other Partner at the address set forth on the books and records of the Partnership.

          All such notices shall be deemed to have been given when received.

          Section 13.2  Entire Agreement.  This Agreement constitutes the
                        ----------------
entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

          Section 13.3  Governing Law.  This Agreement and the rights of the
                        -------------
parties hereunder shall be governed by and interpreted in accordance with the law of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

          Section 13.4  Effect.  Except as herein otherwise specifically
                        ------
provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

          Section 13.5  Pronouns and Number.  Wherever from the context it
                        -------------------
appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

          Section 13.6  Captions.  Captions contained in this Agreement are
                        --------
inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

          Section 13.7  Partial Enforceability.  If any provision of this
                        ----------------------
Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

          Section 13.8  Counterparts.  This Agreement may contain more than one
                        ------------
counterpart of the signature page and this

Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages. All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

          Section 13.9  Waiver of Partition.  Each Partner hereby irrevocably
                        -------------------
waives any and all rights (if any) that such Partner may have to maintain any action for partition of any of the Partnership's property.

          Section 13.10  Remedies.  The failure of any party to seek redress for
                         --------
violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

                              General Partner:

                              GTE CORPORATION,
                              a New York Corporation


                              By:_____________________
                                 Name:
                                 Title:


                              Initial Limited Partner:

                              GTE FINANCE CORPORATION,
                              a Delaware Corporation



                              By:________________________
                                 Name:
                                 Title:

                                                                         Annex A


Certificate Number   Number of Preferred Securities
- ---------------------------------------------------
        R-1

                                                                      CUSIP NO.



                  Certificate Evidencing Preferred Securities

                                       of

                               GTE Delaware, L.P.

          __% Cumulative Monthly Income Preferred Securities, Series A
              (liquidation preference $25 per Preferred Security)


          GTE Delaware, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that __________ (the
                        -----------
"Holder") is the registered owner of _______ (__________) preferred securities
- -------
of the Partnership representing limited partner interests in the Partnership of a series designated the __% Cumulative Monthly Income Preferred Securities, Series A (liquidation preference $25 per Preferred Security)(the "Series A
                                                                  --------
Preferred Securities").  The Series A Preferred Securities are fully paid and
- --------------------
nonassessable limited partner interests in the Partnership, as to which the limited partners in the Partnership who hold the Series A Preferred Securities (the "Preferred Security Holders"), in their capacities as limited partners in
      --------------------------
the Partnership, will, assuming such Preferred Security Holders do not participate in the control of the business of the Partnership, have no liability solely by reason of being Preferred Security Holders in excess of their share of the Partnership's assets and undistributed profits (subject to the obligation of a Preferred Security Holder to repay any funds wrongfully distributed to it) and are transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Series A Preferred Securities are set forth in, and this certificate and the Series A Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of ___ __, 1994, as the same may be amended from time to time (the "Limited Partnership
                                                             -------------------
Agreement") authorizing the issuance of the Series A Preferred Securities and
- ---------
determining the powers, preferences, and other special rights and limitations, regarding Dividends, voting, return of capital and otherwise, and other matters relating to the Series A Preferred Securities. Capitalized terms used herein but not defined shall have the meaning given them in the Limited Partnership Agreement. The Holder is entitled to the benefits of the Guarantee Agreement of GTE Corporation, a New York corporation ("GTE"), dated as of
                                          ---

_______, 1994 (the "Guarantee") to the extent provided therein.  The Partnership
                    ---------
will furnish a copy of the Limited Partnership Agreement and the Guarantee to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

          The Holder, by accepting this certificate, is deemed to have agreed that (i) the Series A Junior Subordinated Debentures acquired by the Partnership with the proceeds from the issuance of the Series A Preferred Security are subordinated and junior in right of payment to all Senior Indebtedness of GTE as and to the extent provided in the Indenture, and (ii) the Guarantee ranks subordinate and junior in right of payment to all liabilities of GTE, pari passu with the most senior preferred or preference
                    ---- -----
stock now or hereafter issued by GTE and with any guarantee now or hereafter issued by GTE in respect of any preferred or preference stock of any Affiliate of GTE, and senior to GTE's common stock, as and to the extent provided in the Guarantee. Upon receipt of this certificate, the Holder is admitted to the Partnership as a Limited Partner, is bound by the Limited Partnership Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, the Partnership has executed this certificate this day of ____________, 199_



                              GTE DELAWARE, L.P.


                              By:  GTE CORPORATION,
                                     its General Partner

                              By:________________________

                                       2